                           STOCK PURCHASE AGREEMENT



                                    Between


                             ELI LILLY AND COMPANY


                                      And


                         RIBOZYME PHARMACEUTICALS INC.

                               Table of Contents

1.  PURCHASE AND SALE OF SHARES ....................................................   1
2.  REPRESENTATIONS OF RPI..........................................................   2
3.  REPRESENTATIONS OF THE PURCHASER................................................   9
4.  CONDITIONS TO THE OBLIGATIONS OF PURCHASER......................................  10
5.  CONDITIONS TO THE OBLGATIONS OF RPI.............................................  11
6.  COVENANTS OF RPI AND PURCHASER..................................................  12
7.  RESTRICTIONS ON TRANSFER AND COMPLIANCE WITH SECURITIES
    ACT AND REGISTRATION............................................................  13
8.  REGISTRATION RIGHTS.............................................................  14
9.  MISCELLANEOUS...................................................................  22

                           STOCK PURCHASE AGREEMENT
                           ------------------------


     THIS STOCK PURCHASE AGREEMENT ("Agreement") is made and entered into this 30th day of April, 1999, by and among Ribozyme Pharmaceuticals, Inc., a Delaware corporation (the "RPI"), and Eli Lilly and Company, an Indiana corporation ("Purchaser").

                                   RECITALS
                                   --------

     1. RPI has been organized to engage in the business of developing and commercializing its ribozyme technology.

     2. RPI and Purchaser have entered into a certain Research Collaboration and License Agreement dated March 17, 1999 ("Collaboration Agreement") to develop a ribozyme product for treating the Hepatitis C virus infection ("Heptazyme") attached herein as Exhibit B.

     3. As a condition to, and in consideration for Purchaser entering into the Collaboration Agreement, Purchaser has agreed to purchase and RPI has agreed to sell securities of RPI on the terms and conditions set forth in this Agreement.

     IN CONSIDERATION OF the mutual premises, representations, warranties and covenants contained herein, the parties hereto agree as follows:


                    ARTICLE I.  PURCHASE AND SALE OF SHARES

     1.1 SALE OF SHARES.  Subject to the terms and conditions set forth in this
         --------------
Agreement, the Purchaser will purchase and RPI will sell five (5) shares of RPI's Series L Preferred Stock at a purchase price of US$1,500,000 per share (the "Series L Preferred" or "Shares") for a total purchase price of Seven Million Five Hundred Thousand Dollars (US$7,500,000.00). The Series L Preferred shall have the rights, privileges and restrictions set forth in the form of resolution of RPI's board of directors attached as EXHIBIT A hereto (the "Series L Preferred Authorizing Resolution").

     1.2 CLOSING.  The closing of the purchase and sale of the Shares shall
         -------
take place at the offices of RPI, 2950 Wilderness Place, Boulder, CO 80301, as soon as practicable after the satisfaction of all conditions to this Agreement (the "Closing"). At the Closing, RPI shall deliver to Purchaser a certificate for the Shares registered in the name of Purchaser, against payment to RPI of the purchase price therefor, by wire transfer to the following bank account of
RPI:

         Bank of New York
         48 Wall Street
         New York, NY
         ABA # 021000018
         BNF Pain Webber, Inc.

          A/C
          OBI-FBO Ribozyme Pharmaceuticals
          A/C


                      ARTICLE II.  REPRESENTATIONS OF RPI

          The following are representations and warranties made by RPI as of the date of this Agreement and as of the date of the Closing except as otherwise disclosed to Purchaser in the Disclosure Schedules attached hereto or otherwise in a written supplement to the Disclosure Schedules provided to Purchaser prior to the Closing.

     2.1  ORGANIZATION AND STANDING. RPI is a corporation duly organized,
          -------------------------
validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to conduct its business as presently conducted and as proposed to be conducted by it and to enter into and perform this Agreement and to carry out the transactions contemplated herein. RPI is duly qualified to do business as a foreign corporation and is in good standing under the laws of the State of Colorado and under the laws of any other state in which qualification by RPI to do business is required. RPI has furnished to the Purchaser true and complete copies of its Certificate of Incorporation and Bylaws, each as amended to the date hereof and as in effect on the date hereof.

     2.2  CAPITALIZATION.  Capital Stock.  The authorized capital stock of RPI
          --------------   -------------
consists of: (i) 20,000,000 shares of Common Stock, par value $0.01 per share, of which 9,184,646 are duly and validly issued, fully paid, nonassessable and outstanding, 1,923,229 are reserved for issuance upon the exercise of stock options granted or to be granted under RPI's stock option, Employee Stock Purchase Plan and 401(k) plans; 487,458 are reserved for issuance upon the exercise of warrants issued by RPI, and approximately 1,170,000 shares issuable to one of our collaborators, Schering AG, upon conversion of outstanding debt, assuming a conversion price of $5.00 per share; and (ii) 5,000,000 shares of Preferred Stock, par value $0.01 per share, of which no shares are outstanding. Except as set forth above, (i) there are no shares of capital stock or other equity securities of RPI outstanding and (ii) there are no outstanding warrants, options, agreements, convertible or exchangeable securities or other commitments (other than this Agreement) pursuant to which RPI is or may become obligated to issue, sell, purchase, return or redeem any shares of capital stock or other securities of RPI, and there are not any equity securities of RPI reserved for issuance for any purpose. On March 26, 1999, RPI filed a registration statement on Form S-1 registration papers with the SEC to sell one million eight hundred thousand (1,800,000) shares of RPI's Common Stock on an "all or none" basis ("Form S-1"). No shares of RPI's Common Stock have yet been issued under this offering.

     2.3  SUBSIDIARIES.  Except as set forth in Form S-1, RPI has no
          ------------
subsidiaries and does not own or control, directly or indirectly, any interest in any other corporation, association or business entity. RPI is not a participant in a joint venture or partnership. Notwithstanding the foregoing, RPI has approximately 53% voting interest in Atugen Biotechnology, GmbH.

     2.4  ISSUANCE OF SHARES.  The issuance, sale and delivery of the Shares in
          ------------------
accordance with this Agreement, and the issuance and delivery of the shares into which the Shares are convertible under the terms of the Series L Preferred Authorizing Resolution ("Conversion Shares") have been, or will be on or prior to the Closing, duly authorized and reserved for issuance, as the case may be, by all necessary corporate action on the part of RPI, and the Shares when so issued, sold and delivered against payment therefor in accordance with the provisions of this Agreement, and the Conversion Shares, when issued upon such conversion, will be duly and validly issued, fully paid and non-assessable. Neither the issuance, sale and delivery of the Shares nor the issuance and delivery of the Conversion Shares is subject to any preemptive rights of stockholders of RPI or to any right of first refusal or other similar right in favor of any person which has not been waived

     2.5  AUTHORITY FOR AGREEMENT.  The execution, delivery and performance by
          -----------------------
RPI of this Agreement have been duly authorized by all necessary corporate action, and this Agreement has been duly executed and delivered by RPI. This Agreement constitutes a valid and binding obligation of RPI enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies. The execution of, and RPI's performance of the transactions contemplated by, this Agreement and compliance with its provisions by RPI will not violate any provision of law and will not conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, its Certificate of Incorporation or Bylaws or any indenture, lease, agreement or other instrument to which RPI is a party or by which it or any of its properties is bound, or any decree, judgment, order, statute, rule or regulation applicable to RPI.

     2.6  GOVERNMENTAL CONSENTS.  No consent, approval, order or authorization
          ---------------------
of, or registration, qualification, designation, declaration or filing with, any governmental authority is required on the part of RPI in connection with the execution and delivery of this Agreement, the offer, issue, sale and delivery of the Shares or Conversion Shares or the other transactions contemplated by this Agreement, except (i) such filings as shall have been made prior to and shall be effective on and as of the Closing and (ii) filings under state securities laws that are permitted by such laws to be made following the Closing. Based on the representations made by the Purchaser in Article IV of this Agreement, the offer and sale of the Shares and issuance of the Conversion Shares to the Purchaser will be in compliance with applicable Federal and state securities laws.

     2.7  LITIGATION.  There is no action, suit, proceeding or investigation
          ----------
pending, or, to the best of RPI's knowledge, any basis therefor or threat thereof, against RPI, which questions the validity of this Agreement or the right of RPI to enter into it, or which might result, either individually or in the aggregate, in any material adverse change in the assets, condition (financial or otherwise), business or prospects of RPI, nor is there any litigation pending, or, to the best of RPI's knowledge, any basis therefor or threat thereof, against RPI by reason of the past employment relationships of any of RPI's officers, directors, employees, or consultants, the proposed activities of RPI, or negotiations by RPI with possible investors in RPI.

     2.8  FINANCIAL STATEMENTS. The most recent audited and unaudited financial
          --------------------
statements of RPI included within reports filed by RPI with the Securities and Exchange Commission ("SEC") prior to the date hereof (the "Financial
                                                           ---------
Statements") are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis with each other and with the financial statements of all previous fiscal periods (subject only, in the case of unaudited statements, to normal, recurring audit adjustments). Since the date of those Financial Statements, RPI has not:

          (a) incurred any debts, obligations or liabilities, absolute, accrued, contingent or otherwise, whether due or to become due, except current liabilities incurred in the ordinary course of business, none of which (individually or in the aggregate) could reasonably be expected to have a material adverse effect on RPI;

          (b) discharged or satisfied any liens other than those securing, or paid any obligation or liability other than, current liabilities shown on the Financial Statements and current liabilities incurred since the most recent date thereof, in each case in the usual and ordinary course of business;

          (c) mortgaged, pledged or subjected to lien any of its assets, tangible or intangible;

          (d) sold, transferred or leased any of its assets except in the usual and ordinary course of business none of which (individually or in the aggregate) could reasonably be expected to have a material adverse effect on RPI;

          (e) canceled or compromised any debt or claim, or waived or released any right of material value;

          (f) suffered any physical damage, destruction or loss (whether or not covered by insurance) which either alone or in the aggregate could reasonably be expected to have a material adverse effect on RPI;

          (g) entered into any transaction other than in the usual and ordinary course of business;

          (h) declared or paid any dividends or other distributions with respect to its outstanding securities;

          (i) suffered or experienced any other change that, individually or in the aggregate, could reasonably be expected to have a material adverse effect on RPI.

          (j) engaged in any material discussions; (i) with any representative of any corporation or corporations regarding the consolidation or merger of RPI with or into any such corporation or corporations; (ii) with any corporation, partnership, association or other business entity or any individual regarding the sale, conveyance or disposition of all or substantially all of the assets of RPI or a transaction or series of transactions in which more than 50% of the voting power of RPI is disposed of; or (iii)_regarding any other forms of business combination, liquidation, dissolution or winding up of RPI.

     2.9   PROPERTY AND ASSETS.  RPI has good title to all of its material
           -------------------
properties and assets, including, without limitation, all properties and assets reflected in the Financial Statements, and none of such properties or assets is subject to any mortgage, pledge, lien, security interest, lease, charge or encumbrance except as set forth in the Financial Statements. Each lease or agreement to which RPI is a party under which it is a lessee of any property, real or personal, owned by any third party, is a valid and existing agreement, without any default of RPI thereunder and, to the best knowledge and belief of RPI, after due inquiry, without any default thereunder of the other party thereto. RPI's possession of such property has not been disturbed nor has any claim been asserted against RPI adverse to its rights in such leasehold interests.

     2.10  PROPRIETARY RIGHTS.  RPI has sufficient title and ownership of all
           ------------------
Proprietary Rights (as defined below) necessary for its business as now conducted. RPI is not bound by or a party to any options, licenses or agreements of any kind with respect to the Proprietary Rights of any other person or entity which prevent RPI from carrying out its business as it is now conducted. Except as set forth in Form S-1 and as previously disclosed to Purchaser, RPI has not
                        -----------------------------------------
received any communications alleging that RPI has violated or, by conducting its business as proposed, would violate the Proprietary Rights of others. "Proprietary Rights" shall mean patents, trademarks, service marks, trade names, copyrights, trade secrets, licenses, information, proprietary rights and processes.

     2.11  MATERIAL CONTRACTS.  RPI has filed all material agreements as
           ------------------
exhibits to filings with the SEC under the Securities Act of 1933, as amended (the "Securities Act"), and the Securities Exchange Act of 1934, as amended (the "Exchange Act"), that are required to be filed as exhibits under the rules and regulations of the SEC. All such agreements filed as Exhibits are referred to as "Contracts." Each of the Contracts is valid, binding and in full force and effect and is enforceable by RPI in accordance with its terms. RPI has performed all material obligations required to be performed by it to date under each of the Contracts and is not (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder and, to the knowledge of RPI, no other party to any of the Contracts is (with or without the lapse of time or the giving of notice or both) in breach or default in any material respect thereunder.

     2.12  COMPLIANCE.  To the best of RPI's knowledge, RPI has, in all material
           ----------
respects, complied with all laws, regulations, and orders applicable to its present business and has all material permits, licenses and authorizations required thereby. There is no term or provision of any mortgage, indenture, contract, agreement or instrument to which RPI is a party or by which it is bound, or, to the knowledge of RPI, of any state or federal judgment, decree, order, statute, rule or regulation applicable to or binding upon RPI, which materially adversely affects the business, prospects, condition, affairs or operations of RPI or any of its properties or assets.

     2.13  EMPLOYEES AND CONSULTANTS.  As of the date hereof, each current or
           -------------------------
former employee with access to confidential or proprietary information of RPI has executed and delivered to RPI a nondisclosure and assignment of invention agreement (in the form provided to Purchaser), and all of such agreements are in full force and effect. Each consultant with access to confidential or proprietary information has executed and delivered a nondisclosure agreement (in the form provided to Purchaser), and all such agreements are in full force and effect. RPI, after reasonable investigation, is not aware that any of its employees or consultants is in violation of such agreement, and RPI will use its best efforts to prevent any such violation.

     2.14  NO REGISTRATION RIGHTS.  Except as provided in this Agreement and as
           ----------------------
disclosed in Form S-1, RPI is under no contractual obligation to register (now or in the future, whether contingent or not) under any applicable securities laws any of its presently outstanding securities or any of its securities that may subsequently be issued.

     2.15  NO VOTING AGREEMENTS.  To RPI's knowledge, there are no outstanding
           --------------------
stockholder agreements, voting trusts, proxies or other arrangements or understandings among the stockholders of RPI or with RPI relating to the voting of their respective shares.

     2.16  TAXES.  All required tax returns of RPI have been accurately prepared
           -----
and duly and timely filed, and all Taxes (as defined below) required to be paid with respect to the periods covered by such returns have been paid. RPI has not been delinquent in the payment of any Tax, assessment or governmental charge. For these purposes, references to "tax returns" shall be interpreted broadly to include any Federal, state or local tax return, and any tax return, or equivalent of any taxing jurisdiction outside of the United States. "Taxes" shall mean any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any governmental authority responsible for the imposition of such taxes (domestic or foreign).

     2.17  ERISA.  No ERISA Event has occurred or is reasonably expected to
           -----
occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could be reasonably expected to have
a material adverse effect on RPI.   For these purposes:

           (a) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

           (b) "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with RPI, is treated as a single employer under
Section 414(b) or (c) of the Internal Revenue Code of 1986, as amended from time to time (the "Code") or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

           (c) "ERISA Event" means (i) any "reportable event," as defined in
Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (ii) the existence with respect to any Plan of an

"accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (iii) the filing pursuant to
Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (iv) the incurrence by RPI or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (v) the receipt by RPI or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (vi) the incurrence by RPI or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (vii) the receipt by RPI or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from RPI or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

          (d) "Multiemployer Plan" means a multiemployer plan as defined in
               ------------------
Section 4001 (a)(3) of ERISA.

          (e) "PBGC" means the Pension Benefit Guaranty Corporation referred to
               ----
and defined in ERISA and any successor entity performing similar functions.

          (f) "Plan" means any employee pension benefit plan (other than a
               ----
Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which RPI or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

     2.18 ENVIRONMENTAL MATTERS.  RPI represents and warrants that to the best
          ---------------------
of its knowledge:

          (a) RPI is, and will continue to be, in material compliance with all applicable federal, state and local environmental laws, regulations and ordinances (collectively, "Environmental Laws") governing its business with respect to all discharges into the ground and surface water, emissions into the ambient air and generation, accumulation, storage, treatment, recycling, transportation, labeling or disposal of waste materials or process by-products, except laws, the violation of which, either individually or in the aggregate, could not reasonably be expected to have a material adverse affect on RPI;

          (b) RPI is not liable for any penalties, fines or forfeitures for failure to comply with any Environmental Laws;

          (c) all licenses, permits or registrations required for the businesses presently conducted and proposed to be conducted by RPI under any Environmental Laws have been or will, in a timely manner, be obtained or made, other than such licenses, permits or registrations as to which the failure to obtain or make, either individually or in the aggregate, could not be reasonably expected to have a material adverse effect on RPI, and RPI is in material compliance therewith;

          (d) no release, emission or discharge into the environment of hazardous substances, as defined under the Comprehensive Environmental Response, Compensation, and Liability Act, as amended, or hazardous waste, as defined under the Resource Conservation and Recovery Act, or air pollutants as defined under the Clean Air Act, or pollutants, as defined under the Clean water Act, by RPI has occurred or is presently occurring on or from any property owned or leased by RPI, in excess of releases permitted by Environmental Laws (then or now applicable, as the case may be) other than such releases, emissions or discharges as, either individually or in the aggregate, could not reasonably be expected to have a material adverse effect on RPI;

          (e) RPI has not (i) owned, occupied or operated a site or structure on or in which any hazardous substance was or is stored, transported or disposed of in violation of any Environmental Laws at such time as such site or structure was owned, occupied or operated by RPI or, to the best of RPI's knowledge, at any other time, or (ii) transported or arranged for the transportation of any hazardous substance other than in full compliance with all applicable Environmental Laws;

          (f) RPI has not caused or been held legally responsible for any release or threatened release of any hazardous substance; and

          (g) RPI has not received notification from any federal, state or other governmental authority of any such release or threatened release of hazardous substances, or that RPI may be required to pay any costs or expenses incurred or to be incurred in connection with any efforts to mitigate the environmental impact of any release or threatened release, of any hazardous substance from any site or structure owned, occupied or operated by RPI.

     2.19 ABSENCE  OF CHANGES.  Since the dates of the Financial Statements,
          -------------------
there has been no material adverse change in the condition, financial or otherwise, net worth or operations or prospects of RPI, other than changes occurring in the ordinary course of business.

     2.20 DISCLOSURE.  RPI has made available to the Purchaser a true and
          ----------
complete copy of each report, schedule, registration statement and definitive proxy statement, including exhibits filed therewith (but excluding exhibits incorporated therein by reference and not attached thereto), filed by RPI during the fiscal year ended December 31, 1998, and any subsequent interim periods, with the SEC (the "SEC Documents"), which are all the documents that RPI was required to file. As of their respective dates and, except to the extent information contained therein has been revised or superseded by a later filed SEC Document, as of the date hereof, none of the SEC Documents contained or contains any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of RPI included in the SEC Documents comply as to form in all material respects with applicable accounting requirements and the published rules and regulations with respect thereto, have been prepared in accordance with GAAP during the periods presented and fairly present (subject only, in the case of the unaudited statements, to normal, recurring audit adjustments) the financial position of RPI as of the date thereof and the results of its operations and its cash flows for the periods then ended.


                ARTICLE III.  REPRESENTATIONS OF THE PURCHASER

     Purchaser represents and warrants to RPI as of the Closing the following:

     3.1  INVESTMENT.  Purchaser is acquiring the Shares and Conversion Shares
          ----------
for its own account for investment and not with a view to, or for sale in connection with, any public distribution thereof and, except as contemplated by this Agreement, Purchaser has no present or contemplated agreement, undertaking, arrangement, obligation, indebtedness or commitment providing for the disposition thereof.

     3.2  AUTHORITY.  Purchaser has full power and authority to enter into and
          ---------
to perform this Agreement in accordance with its terms.

     3.3  EXPERIENCE.  Purchaser has carefully reviewed the representations
          ----------
concerning RPI contained in this Agreement and has made detailed inquiry concerning RPI, its business and its personnel; Purchaser has received any and all written information which it has requested and all questions and inquiries have been answered to Purchaser's satisfaction; and Purchaser has sufficient business and financial experience to be able to evaluate the merits and risks of an investment in RPI. The provisions of this Section 3.3 shall not be construed to limit in any respect any of RPI's representations and warranties set forth in this Agreement.

     3.4  ACCREDITED INVESTOR.  Purchaser is an "accredited investor" within the
          -------------------
definition set forth in Securities Act Rule 501(a).

     3.5  BINDING EFFECT.  This Agreement has been duly executed and delivered
          --------------
by Purchaser, constitutes a valid and binding obligation of Purchaser, enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

     3.6  RESTRICTED SECURITIES.  Purchaser acknowledges that (i) the Shares and
          ---------------------
Conversion Shares have not been registered under the Securities Act and are "restricted securities" within the meaning of Rule 144 under the Securities Act;
(ii) the Shares and Conversion Shares cannot be sold, transferred or otherwise disposed of unless they are subsequently registered under the Securities Act or an exemption from registration is then available; (iii) in any event, the exemption from registration under Rule 144 will not be available for at least one (1) year and even then will not be available unless various conditions have been satisfied; and (iv) there is now no registration statement on file with the Securities and Exchange

Commission with respect to the Shares or Conversion Shares and, except as provided in Article VIII hereof, RPI has no obligation or current intention to register the Shares or Conversion Shares under the Securities Act.


            ARTICLE IV.  CONDITIONS TO THE OBLIGATIONS OF PURCHASER

     The obligation of Purchaser to purchase the Shares at the Closing is subject to the fulfillment, or the waiver by Purchaser, on or before the Closing, of each of the following conditions:

     4.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  Each representation and
          ------------------------------------------
warranty contained in Article II shall be true on and as of the Closing with the same effect as though such representation and warranty had been made on and as of that date.

     4.2  PERFORMANCE.  RPI shall have performed and complied with all
          -----------
agreements and conditions contained in this Agreement required to be performed or complied with by RPI prior to or at such Closing.

     4.3  CERTIFICATES AND DOCUMENTS.  RPI shall have delivered to Purchaser:
          --------------------------

          (a) The Certificate of Incorporation of RPI as amended and in effect at such Closing;

          (b) Certificates, as of the most recent practicable dates, as to the corporate good standing of RPI issued by the Secretary of State of the State of Delaware and the Secretary of State of the State of Colorado confirming such good standing on or immediately prior to such Closing;

          (c) Bylaws of RPI as in effect on such Closing;

          (d) the Series L Preferred Authorizing Resolution;

          (e) Resolutions of the Board of Directors of RPI, authorizing and approving all matters in connection with this Agreement and the transactions contemplated hereby; and

          (f) the Certificate of Designation filed with the Secretary of the State of Delaware under the General Corporation Law of the State of Delaware certifying the Series L Preferred Authorizing Resolution.

     4.4  COMPLIANCE CERTIFICATE OF RPI.  RPI shall have delivered to the
          -----------------------------
Purchaser certificates, executed by the President of RPI, dated as of the Closing, certifying to the fulfillment of the conditions specified in Sections
4.1 and 4.2 of this Agreement.

     4.5  OPINION OF COUNSEL.  The Purchaser shall have received a legal opinion
          ------------------
of Rothgerber Johnson & Lyons LLP, in the form attached to this Agreement as EXHIBIT C.

     4.6  COLLABORATION AGREEMENT.  The Collaboration Agreement shall be in full
          -----------------------
force and effect and shall not have been terminated.

     4.7  OTHER MATTERS.  All corporate and other proceedings in connection with
          -------------
the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to Purchaser and Purchaser shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.


               ARTICLE V.  CONDITIONS TO THE OBLIGATIONS OF RPI

     The obligation of RPI to sell the Shares at the Closing is subject to fulfillment, or the waiver by RPI, on or before the Closing, of each of the following conditions:

     5.1  ACCURACY OF REPRESENTATIONS AND WARRANTIES.  The representations and
          ------------------------------------------
warranties of the Purchaser contained in Article III shall be true on and as of such Closing the same effect as though such representations and warranties had been made on and as of that date.

     5.2  PERFORMANCE.  Purchaser shall have performed and complied with all
          -----------
agreements and conditions contained in this Agreement required to be performed or complied with by Purchaser prior to or at the Closing.

     5.3  INVESTMENT.  Purchaser shall have tendered, in the manner and amount
          ----------
specified in Article I hereof, the consideration for the purchase of Shares to occur at the Closing.

     5.4  COMPLIANCE CERTIFICATE OF PURCHASER.  Purchaser shall have delivered
          -----------------------------------
to RPI certificates, executed by a duly authorized officer of Purchaser, dated as of the Closing, certifying to the fulfillment of the conditions specified in Sections 5.1 and 5.2 of this Agreement.

     5.5  APPROVALS.  This Agreement and the transactions contemplated hereby
          ---------
shall have been approved by RPI's Board of Directors.

     5.6  COLLABORATION AGREEMENT.  The Collaboration Agreement shall be in full
          -----------------------
force and effect and shall not have been terminated.

     5.7  OTHER MATTERS.  All corporate and other proceedings in connection with
          -------------
the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to RPI and RPI shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

                  ARTICLE VI.  COVENANTS OF RPI AND PURCHASER

     6.1  COVENANTS OF RPI.
          ----------------

          (a) RPI shall permit Purchaser to visit and inspect the properties of RPI, including its corporate and financial records, and to discuss its business and finances with officers of RPI, during normal business hours following reasonable notice and as often as may be reasonably requested.

          (b) With a view to making available to the Purchaser the benefits of Rule 144 under the Securities Act and any other rule or regulation of the SEC that may at any time permit the sale of securities to the public without registration or pursuant to a registration on Form S-3 or any successor form, RPI agrees to:

               (i) take such action as is necessary to enable the Purchaser or its assignees to utilize Form S-3 for the sale of their securities,

               (ii) file with the SEC in a timely manner all reports and other documents required of RPI under the Securities Act and the Exchange Act; and

               (iii) furnish to the Purchaser, so long as the Purchaser owns securities of RPI, upon request (A) a written statement by RPI that it has complied with the reporting requirements of SEC Rule 144, the Securities Act and the Exchange Act, or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3, (B) a copy of the most recent annual or quarterly report of RPI and such other reports and documents so filed by RPI with the SEC, and (C) such other information as may be reasonably requested in availing the Purchaser or its assignees of any rule or regulation of the SEC which permits the selling of any such securities without registration or pursuant to such forms.

     6.2  COVENANTS OF THE PURCHASER.  Purchaser hereby agrees that
          --------------------------
notwithstanding voting rights given it as the holder of a series of Preferred Stock pursuant to Delaware corporate law or to the Certificate of Incorporation of RPI, and except for an amendment to the Certificate of Incorporation of RPI or other action which would (i) alter or change any of the express powers, rights, preferences, privileges, qualifications, limitations or restrictions of the Series L Preferred; or (ii) increase the authorized number of shares of Series L Preferred, or issue any shares of Series L Preferred other than pursuant to this Agreement; Purchaser shall not vote its shares of Series L Preferred against any proposal approved by each other series of outstanding Preferred Stock voting thereon if the approval of the holders of the Series L Preferred, voting separately as a class, is required under law. This provision shall in no way affect the right of Purchaser to vote at its discretion on any matter voted on by any class of stock or by all holders generally and shall not affect Purchaser's voting rights in any way following the conversion of all Series L Preferred into Common Stock.

                  ARTICLE VII.  RESTRICTIONS ON TRANSFER AND
                COMPLIANCE WITH SECURITIES ACT AND REGISTRATION

     7.1  COMPLIANCE WITH SECURITIES LAWS.  Purchaser agrees to be bound by the
          -------------------------------
provisions of this Article VII which are primarily intended to ensure compliance with the Securities Act and applicable state securities laws. Purchaser agrees that the Shares and the Conversion Shares will be disposed of only in accordance with the Securities Act and the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

     7.2  RESTRICTIVE LEGENDS.  (a) Except as otherwise provided in this Article
          -------------------
VII, each certificate for Shares or Conversion Shares issued to Purchaser, and each certificate for Shares or Conversion Shares issued to any subsequent transferee of any such certificate, shall be stamped or otherwise imprinted with a legend in substantially the following form:

     THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT") OR ANY STATE SECURITIES LAW. NO TRANSFER OF THE SHARES REPRESENTED BY THIS CERTIFICATE SHALL BE VALID OR EFFECTIVE UNLESS SUCH TRANSFER IS MADE PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE ACT OR THE HOLDER OF THE SECURITIES PROPOSED TO BE TRANSFERRED SHALL HAVE DELIVERED TO RPI AN OPINION OF COUNSEL, REASONABLY SATISFACTORY TO RPI, TO THE EFFECT THAT REGISTRATION IS NOT REQUIRED.

     7.3  TRANSFERS.  Neither the Shares nor the Conversion Shares shall be
          ---------
transferred other than pursuant to an effective registration statement under the Securities Act or an exemption from the registration provisions thereof. Each certificate, if any, evidencing Shares or Conversion Shares issued upon any such transfer other than in a public offering pursuant to an effective registration statement shall bear the restrictive legend set forth in Section 7.2. (a), unless in the opinion of the holder's counsel (who may be an employee of Purchaser), which opinion shall be reasonably acceptable to RPI, such legend is not required for the purposes of compliance with the Securities Act.

     7.4  TERMINATION OF SECURITIES LAW RESTRICTIONS.  Notwithstanding the
          ------------------------------------------
foregoing provisions of Article VII, the restrictions imposed herein upon the transferability of the Shares and the Conversion Shares and the legend requirements of Section 7.2 shall terminate as to any particular Share or Conversion Share (i) when such security shall have been effectively registered under the Securities Act and disposed of pursuant thereto or (ii) when RPI shall have received an opinion of the holder's counsel (who may be an employee of Purchaser), which opinion shall be reasonably acceptable to RPI, that such legend is not required for purposes of compliance with the Securities Act. Whenever the restrictions imposed by this Article VII shall terminate as to the Shares or Conversion Shares, as hereinabove provided, the holder thereof shall be entitled to receive from RPI, at the expense of RPI, a new certificate not containing the restrictive legend.

                      ARTICLE VIII.  REGISTRATION RIGHTS

     8.1  DEFINITIONS.  As used in this Article VIII:
          -----------

          (a) the terms "register," "registered" and "registration" refer to a
                         --------    ----------       ------------
registration effected by preparing and filing a registration statement in compliance with the Securities Act (and any post-effective amendments filed or required to be filed) and the declaration or ordering of effectiveness of such registration statement;

          (b) the term "Registrable Securities" means the common stock issuable
                        ----------------------
upon conversion of all or any part of the Shares pursuant to this Agreement as well as any capital stock of RPI issued as a dividend or other distribution with respect to, or in exchange for or in replacement of, such common stock issuable upon conversion of the Shares.

          (c) the term "Holders" shall mean the Purchaser or any permitted
                        -------
transferee pursuant to Section 8.8;

          (d) "Registration Expenses" shall mean all expenses incurred by RPI in
               ---------------------
compliance with Sections 8.2, 8.3, 8.4 and 8.5 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for RPI, blue sky fees and expenses and the expense of any special audits incident to or required by any such registration (but excluding the compensation of regular employees of RPI, which shall be paid in any event by RPI);

          (e) "Selling Expenses" shall mean all underwriting discounts and
               ----------------
selling commissions applicable to the sale of Registrable Securities and all fees and disbursements of counsel for each of the Holders.



     8.2  REQUESTED REGISTRATION.
          ----------------------

          (a) Request for Registration. Upon conversion of the Shares, if RPI
              ------------------------
shall receive from one or more Holders, at any time after the date of this Agreement a written request that RPI effect a registration of Registrable Securities RPI shall as soon as practicable, use its diligent best efforts to effect such registration under the Securities Act (including, without limitation, the execution of an undertaking to file post-effective amendments, appropriate qualification under applicable blue sky or other state securities laws and appropriate compliance with applicable regulations issued under the Securities Act) as would permit or facilitate the sale and distribution of all of the Registrable Securities; provided, however, that RPI shall not be obligated to effect or take any action to effect, (A) more than one registration pursuant this Section 8.2 (provided, however, that any registration where the registration statement does not become effective shall not constitute a registration pursuant to Section 8.2), or (B) any registration pursuant to this Section 8.2 in any particular jurisdiction in which RPI would be required to execute a general consent to service of process in effecting such registration, qualification or compliance, unless RPI is already subject to such jurisdiction and except as may be required by the Securities Act or applicable rules or regulations thereunder.

          (b) Underwriting.  If the Holders intend to distribute the Registrable
              ------------
Securities covered by their request by means of an underwriting, they shall so advise RPI as part of their request made pursuant to Section 8.2(a) and RPI shall enter into an underwriting agreement in customary form (including, without limitation, such representations and warranties and indemnity and contribution provisions as the underwriter or underwriters customarily require) with the representative of the underwriter or underwriters selected for such underwriting by RPI, such underwriter or underwriters to be acceptable to the Holders.

          (c) Form S-3.  RPI shall use reasonable efforts to qualify and remain
              --------
qualified for effecting registration of its securities on Form S-3 and pursuant to Rule 415 under the Securities Act for secondary sales. Any request by a Holder for a registration of Registrable Securities pursuant to Section 8.2(a) shall be made on Form S-3 so long as RPI is qualified to register the Registrable Securities on such form and shall be a shelf registration pursuant to Rule 415 under the Securities Act if requested by the Holder and RPI is qualified under such Rule. If RPI is not qualified to register the Registrable Securities on Form S-3, or if RPI registers the Registrable Securities on Form S-3 and subsequently becomes ineligible to use such form, then RPI will register the Registrable Securities on a registration statement on Form S-l or other available form and will file any amendments or supplements to such registration statement as may be necessary to allow such Holder to meet the prospectus delivery requirements of the Securities Act in connection with its sales of Registrable Securities under such registration statement.

     8.3  RPI REGISTRATION.
          ----------------

          (a) If at any time after the date of this Agreement and after the conversion of the Shares to common stock RPI shall determine to register any of its securities for its own account or for the account of any other holder of securities, other than a registration relating solely to director stock option or employee benefit plans, or a registration relating solely to a transaction for the type described in Rule 145 under the Securities Act, or any successor to Rule 145, or a registration on any registration form which does not permit secondary sales or does not include substantially the same information as would be required to be included in a registration statement covering the sale of Registrable Securities, RPI will provide prior written notice at least thirty
(30) days before the filing with the SEC of such registration statement. Such notice shall offer to include in such filing that number of Registrable Securities as the Holders may request, subject to the conditions hereinafter set forth. If the Holder desires to have Registrable Securities registered under this Section 8.3, it shall be required to so advise RPI in writing within twenty
(20) days after the date of receipt of such offer from RPI, setting forth the number of Registrable Securities for which registration is requested. RPI shall thereupon include in such filing the number of Registrable Securities for which registration is so requested, subject to its right to reduce the number of Registrable Securities as set forth in Section 8.3(b) below, and shall use its best efforts to effect registration under the Securities Act of such Registrable Securities.

          (b) Underwriting.  Where the registration of which RPI gives notice is
              ------------
for a registered public offering involving an underwriting, RPI shall so advise the Holders as part of the written notice given pursuant to Section 8.3(a). In such event, the right of each of the Holders to registration pursuant to this
Section 8.3 shall be conditioned upon such Holders' participation in such underwriting and the inclusion of such Holders' Registrable Securities in the underwriting to the extent provided herein. The Holders shall (and it shall be a condition of their participation in any such registration and underwriting that any other shareholders distributing securities through such underwriting also shall) enter into an underwriting agreement in customary form (including, without limitation, such indemnity and contribution provisions as the underwriter or underwriters customarily require) with the underwriter or underwriters selected for underwriting by RPI. Notwithstanding any other provision of this Section 8.3, if the underwriter determines that marketing factors require a limitation on the number of shares to be underwritten, the underwriter may (subject to the allocation priority set forth below) exclude from such registration and underwriting some or all of the Registrable Securities which would otherwise be underwritten pursuant hereto. In such a case, RPI shall so advise all Holders requesting registration, and participation in the underwriting by Holders and other holders of the securities shall be reduced, on a pro rata basis, by such minimum number of shares as is necessary to comply with such limitation. If any Holder disapproves of the terms of any such underwriting, such Holder may elect to withdraw therefrom by written notice to RPI and the underwriter. Any Registrable Securities or other securities excluded (in accordance with this Section 8.3(b)) or withdrawn from such underwriting shall be withdrawn from such registration.

     8.4  EXPENSES OF REGISTRATION.  All Registration Expenses incurred in
          ------------------------
connection with any registration, qualification or compliance pursuant to this
Article VIII shall be borne by RPI, and Selling Expenses shall be borne by the Holders.

     8.5  REGISTRATION PROCEDURES.
          -----------------------

          (a) Whenever RPI effects or is required to effect the registration of any Registrable Securities, RPI will as expeditiously as possible:

              (i) prepare and file with the SEC. a registration statement with respect to such Registrable Securities and use reasonable efforts to cause such registration statement to promptly become and remain effective for the period set forth in subsection (ii) below and promptly notify the Holders (x) when such registration statement becomes effective, (y) when any amendment to such registration statement becomes effective and (z) of any request by the SEC for any amendment or supplement to such registration statement or any prospectus relating thereto or for additional information;

              (ii) prepare and file with the SEC such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the

Securities Act with respect to the offer of the Registrable Securities covered by such registration statement during the period required for distribution of the Registrable Securities, which period shall not be in excess of (i) nine (9) months from the effective date of such registration statement with respect to any registration statement that is not a shelf registration filed pursuant to Rule 415 and (ii) the period permitted under the Securities Act with respect to a shelf registration under Rule 415.

          (iii) furnish to the Holders, prior to filing a registration statement, copies of such registration statement as proposed to be filed and thereafter, such number of copies of such registration statement, each amendment and supplement thereto, the prospectus included in such registration statement (including each preliminary prospectus, reports on Forms 10-K, 10-Q and 8-K (or their equivalents) which RPI shall have filed with the SEC and financial statements, reports and proxy statements mailed to shareholders of RPI) as the Holders may reasonably request in order to facilitate the disposition of the Registrable Securities being offered by the Holders;

          (iv) use reasonable efforts to register or qualify, not later than the effective date of any filed registration statement, the Registrable Securities covered by such registration statement under the securities or "blue sky" laws of such jurisdictions as the Holders reasonably request, subject, however, to the proviso to Section 8.2(a);

          (v) make available, upon reasonable notice and during business hours, for inspection by the underwriter or underwriters (collectively, the "Inspectors"), all financial and other records, pertinent corporate documents,
 ----------
agreements and properties of RPI (collectively the "Records") as shall be
                                                    -------
necessary to enable the Inspectors to exercise their due diligence responsibilities, and cause RPI's officers, directors and employees to supply all information reasonably requested by any such Inspector in connection with the registration statement;

          (vi) if the securities covered by the Registration Statement are to be sold through one or more underwriters, obtain a comfort letter from RPI's independent public accountants dated within five business days prior to the effective date of the registration statement (and as of such other dates as the underwriter or underwriters for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such comfort letters as such underwriter or underwriters reasonably request;

          (vii) if the securities covered by the Registration Statement are to be sold through one or more underwriters, obtain an opinion of counsel dated the closing of the sale of the Registrable Securities (and as of such other dates as the underwriter or underwriters for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such opinions as counsel designated by such underwriter or underwriters reasonably requests;

          (viii) if the securities covered by the Registration Statement are to be sold through one or more underwriters, provide to the underwriter or underwriters representations and warranties of RPI, dated the closing of the sale of the Registrable Securities (and as of such other dates as the underwriter or underwriters for the Registrable Securities may reasonably request) in customary form and covering such matters of the type customarily covered by such representations and warranties as counsel designated by such underwriter or underwriters reasonably request;

               (ix) during the period when the registration statement is required to be effective, notify the Holders of the happening of any event as a result of which the prospectus included in the registration statement contains an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and RPI will forthwith prepare a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made not misleading;

               (x) cause such Registrable Securities to be listed for trading on each securities exchange on which similar Securities of the same class issued by RPI are then traded, provided that RPI is eligible to do so under applicable listing requirements;

               (xi) otherwise use reasonable efforts to comply with all applicable rules and regulations of the SEC and make available to the holders of RPI's Securities, as soon as reasonably practicable, an earnings statement governing a period of twelve months, beginning within three months after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

          (b) The Holder shall timely furnish to RPI such information regarding the distribution of such Registrable Securities as RPI may from time to time reasonably request.

          (c) The Holder agrees that upon the receipt of any notice from RPI of the happening of any event of the kind described in paragraph (a)(ix) above, the Holder will forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until receipt by the Holder of the copies of the supplemented or amended prospectus contemplated by paragraph (a)(ix) above.


     8.6  INDEMNIFICATION.
          ---------------

          (a) RPI will indemnify each of the Holders, as applicable, each of its officers, directors and partners, and each person controlling each of the Holders, with respect to each registration which has been effected pursuant to this Article VIII, and each underwriter, if any, and each person who controls any underwriter, against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any prospectus, offering circular or other document

(including any related registration statement, notification or the like) incident to any such registration, qualification or compliance, or based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation by RPI of the Securities Act or any rule or regulation thereunder applicable to RPI and relating to action or inaction required of RPI in connection with any such registration, qualification or compliance, and will reimburse each of the Holders, each of its officers, directors and partners, and each person controlling each of the Holders, each such underwriter and each person who controls any such underwriter, for any legal and any other expenses reasonably incurred in connection with investigating and defending any such claim, loss, damage, liability or action, provided that RPI will not be liable in any such case to any Holder or underwriter or person controlling such Holder or underwriter to the extent that any such claim, loss, damage, liability or expense arises out of or is based on any untrue statement or omission based upon written information furnished in writing to RPI by such Holder or underwriter or person controlling such Holder or underwriter and stated to be specifically for use therein.

          (b) Each of the Holders will, if Registrable Securities held by it are included in the Securities as to which such registration, qualification or compliance is being effected, indemnify RPI, each of its directors and officers and each underwriter, if any, of RPI's securities covered by such a registration statement, each person who controls RPI or such underwriter within the meaning of the Securities Act and the rules and regulations thereunder, each other holder of Securities in respect of which such registration, qualification or compliance is being effected ("Other Shareholder") and each of their officers,
                               -----------------
directors, and partners, and each person controlling such Other Shareholder against all claims, losses, damages and liabilities (or actions in respect thereof) arising out of or based on any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, prospectus, offering circular or other document made by such Holder or any violation by the Purchaser of the Securities Act or any rule or regulation thereunder applicable to the Purchaser and relating to action or inaction required of the Purchaser in connection with any such registration, qualification or compliance, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading by such Holder, and will reimburse RPI and such Other Shareholders, directors, officers, partners, persons, underwriters or control persons for any legal or any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, damage, liability or action, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus, offering circular or other document in reliance upon and in conformity with written information furnished to RPI by such Holder and stated to be specifically for use therein; provided, however, that the obligations of each of the Holders hereunder shall be limited to an amount equal to the proceeds to such Holder for securities sold as contemplated herein.

          (c) Each party entitled to indemnification under this Section 8.6 (the "Indemnified Party") shall give notice to the party required to provide
 -----------------
indemnification (the "Indemnifying Party") promptly after such Indemnified Party
                      ------------------
has actual knowledge of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom; provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or an y litigation resulting therefrom, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld) and the Indemnified Party may participate in such defense at such party's expense (unless (i) the employment of counsel by such Indemnified Party has been authorized by the Indemnifying Party, or (ii) the Indemnified Party shall have reasonably concluded that there may be a conflict of interest between the Indemnifying Party and the Indemnified Party in the defense of such action, in each of which cases the fees and expenses of one law firm serving as counsel for each Indemnified Party shall be at the expense of the Indemnifying Party), and provided further that the failure of any Indemnified Party to give notice as provided herein shall not relieve the Indemnifying Party of its obligations under this Article VIII unless such failure or any delay in providing such notice results in the loss of material defenses or rights. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party (which consent shall not be unreasonably withheld), consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation. Each Indemnified Party shall furnish such information regarding itself or the claim in question as an Indemnifying Party may reasonably request in writing and as shall be reasonably required in connection with the defense of such claim and litigation resulting therefrom.

          (d) If the indemnification provided for in this Section 8.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party thereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions which resulted in such loss, liability, claim, damage or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

          (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in a negotiated underwriting agreement entered into in connection with an underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall be controlling.

     8.7  INFORMATION.  In connection with any request for registration, the
          -----------
Holders shall be required to furnish RPI with all relevant information concerning the proposed method of sale or other disposition of the Registrable Securities, the identity of and compensation to be paid to any underwriters proposed to be employed in connection therewith, and such other information as may be reasonably required by RPI to properly prepare and file such registration statement in accordance with applicable provisions of the Securities Act and the rules and regulations thereunder. Upon request of RPI, such information shall be furnished by the Holders in writing.

     8.8  ASSIGNABILITY OF REGISTRATION RIGHTS.  The registration rights granted
          ------------------------------------
pursuant to this Article VIII shall be assignable at the option of each of the Holders, in whole or in part.

     8.9  "MARKET STAND-OFF" AGREEMENT.  Holder hereby agrees that following the
          ----------------------------
effective date of a registration statement of RPI filed under the Securities Act, it shall not, to the extent requested by RPI and its underwriter, directly or indirectly sell, offer to sell, contract to sell (including, without limitation, any short sale), grant any option to purchase or otherwise transfer or dispose of (other than to donees who agree to be similarly bound) any securities of RPI held by it at any time during such period except Registrable Securities included in such registration.



                          ARTICLE IX.  MISCELLANEOUS

     9.1  SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS.  All
          -----------------------------------------------------
agreements, representations, warranties and covenants contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

     9.2  EXPENSES.  Each party shall pay its own expenses in connection with
          --------
the investment contemplated herein.

     9.3  NOTICES.  All notices, requests, consents, and other communications
          -------
when deemed given under this Agreement shall be in writing and shall be delivered by hand, which shall include delivery by express courier service, or mailed by first class certified or registered mail, return receipt requested, postage prepaid and notice shall be deemed given when actually received by the intended recipient:

     If to RPI:

     Ribozyme Pharmaceuticals, Inc.
     2950 Wilderness Place
     Boulder, Colorado  80301
     Attention:  President & CEO

     With a copy to:

     Herbert H. Davis III
     Rothgerber Johnson & Lyons LLP
     1200 17th Street, Suite 3000
     Denver, Colorado  80202-5839

     If to Purchaser:

     Eli Lilly and Company
     Corporate Center
     Indianapolis, IN 46285
     Attention:  General Counsel

     With a copy to:

     Eli Lilly and Company
     Corporate Center
     Indianapolis, IN 46285
     Attention:  Assistant Treasurer

or at such other address or addresses as may have been furnished in writing pursuant to the provision of this Section 9.3.

     9.4  BROKERS.  RPI and Purchaser (i) represent and warrant to the other
          -------
that it has retained no finder or broker in connection with the transactions contemplated by this Agreement, and (ii) will indemnify and save the other party harmless from and against any and all claims, liabilities or obligations with respect to brokerage or finders' fees or commissions or consulting fees in connection with the transactions contemplated by this Agreement asserted by any person on the basis of any statement or representation alleged to have been made by such indemnifying party.

     9.5  DISPUTE RESOLUTION. The Parties recognize that disputes as to certain
          ------------------
matters may from time to time arise during the term of this Agreement which relate to either Party's rights and/or obligations hereunder. It is the objective of the Parties to establish procedures to facilitate the resolution of disputes arising under this Agreement in an expedient manner by mutual cooperation and without resort to litigation. If the Parties cannot resolve the dispute within twenty (20) days of formal request by either Party to the other, any Party may, by written notice to the other, have such dispute referred to their respective officers designated below or their successors, for attempted resolution by good faith negotiations within forty-five (45) days after such notice is received. Said designated officers (or such equivalent level officer at such time) are as follows:

     For LILLY:  Vice President, Infectious Diseases, Drug Discovery Research
                 and Clinical Investigation


     For RPI:    Chief Executive Officer

     9.6  ENTIRE AGREEMENT.  This Agreement together with the other agreements
          ----------------
referred to herein embody the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings relating to such subject matter.

     9.7  AMENDMENTS AND WAIVERS.  Except as otherwise expressly set forth in
          ----------------------
this Agreement, any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of RPI as to any provision that is for the benefit of RPI and by the Purchaser.

     9.8  COUNTERPARTS.  This Agreement may be executed in several counterparts,
          ------------
each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     9.9  HEADINGS.  The headings of the Articles and paragraphs of this
          --------
Agreement have been added for convenience only and shall not be deemed to be a part of this Agreement.

     9.10 SEVERABILITY.  The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision.

     9.11 GOVERNING LAW.  This Agreement shall be governed by and construed in
          -------------
accordance with the laws of the State of Delaware.

     9.12 SUCCESSORS AND ASSIGNS.  The provisions of this Agreement shall be
          ----------------------
binding upon, and inure to the benefit of, the respective successors, assigns, heirs, executors and administrators of the parties hereto.

     9.13 NON-DISCLOSURE OF THE AGREEMENT.  Neither party shall disclose any
          -------------------------------
information about this Agreement, including its existence, without the prior written consent of the other. Consent shall not be required, however, for disclosures to tax authorities or to bona fide potential sublicensees, to the extent required or contemplated by this Agreement, provided, that in connection with such disclosure, each party agrees to use its commercially reasonable efforts to secure confidential treatment of such information. Each party shall have the further right to disclose the terms of this Agreement as reuired by applicable law, including the rules and regulations promulgated by the Securities and Exchange Commission and to disclose such information to shareholders or potential investors as is customary for publicly-held companies, provided the disclosing party provides to the other party a copy of the information to be disclosed and an opportunity to comment thereon prior to such disclosure and consults within a reasonable time in advance of the proposed disclosure with the other on the necessity for the disclosure and the text of the proposed release.

     9.14 FINANCIAL STATEMENTS.  RPI shall deliver to the Holders all financial
          --------------------
and other reports required under federal, state or local law and such other reports as the parties may agree upon. In additiion, in the event that RPI becomes a non-publicly held corporation, RPI shall deliver to the Holders: (i) as soon as practicable, but in any event within 120 days after the end of each fiscal year of RPI, an income statement for such fiscal year, a balance sheet as of the end of such year and a schedule as to the sources and applications of funds for such year, such year end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles, consistently applied, and audited and certified by independent public accountants reasonably acceptable to the Holders; and (ii) within 30 days of the end of each quarter, an unaudited income statement, balance sheet and cash flow analysis for and as of the end of such quarter, including the foregoing information on a comparative and year to date basis.

     IN WITNESS WHEREOF, the undersigned have hereunto set their hands as of the day and year first above written.

                           RIBOZYME PHARMACEUTICALS, INC.
                           a Delaware corporation


                           By:  /s/ Ralph E. Christoffersen
                               --------------------------------
                                Ralph E. Christoffersen, Ph.D.
                                President & CEO



                           ELI LILLY AND  COMPANY
                           An Indiana corporation


                           By:  /s/ August M. Watanabe
                               --------------------------------
                                August M. Watanabe, MD
                                Vice President

                                   EXHIBIT A

                    CERTIFICATE OF DESIGNATION, PREFERENCES

                       AND RIGHTS OF SERIES L PREFERRED
                   SHARES OF RIBOZYME PHARMACEUTICALS, INC.



Exhibit 4.2 to the Form S-1 Registration Statement of Ribozyme Pharmaceuticals, File No. 333-75079 is incorporated herein by reference.




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